UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2006

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry Into a Material Definitive Agreement	3

2.06	Material Impairments	3

9.01	Financial Statements and Exhibits	3

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Item 1.01 Entry Into a Material Definitive Agreement

On June 21, 2006, The E. W. Scripps Company (“Scripps”) agreed to sell certain assets of its Shop At Home television network to Jewelry Television. The transaction is expected to close in the second quarter of 2006.

Jewelry Television will pay Scripps $17 million for the assets, which include Shop At Home’s intangible assets, building and real estate, satellite uplink facilities, information technology systems, the network’s call center, Web site and production studios, and will assume a number of agreements that Shop At Home has with broadcast television stations and operators of cable and satellite television systems to carry the network’s programming. Jewelry Television has announced that it intends to continue scaled-down operations of Shop At Home.

The transaction with Jewelry Television does not include the five Shop At Home-affiliated broadcast television stations that Scripps owns and operates in San Francisco, Boston, Cleveland, Raleigh-Durham, and Bridgeport. Under the terms of the agreement with Jewelry Television, those five broadcast television stations will air a combination of Shop At Home and Jewelry Television programming while Scripps seeks buyers for the stations.

Item 2.06 Material Impairments

As a result of the agreement with Jewelry Television, Scripps has revised the estimated charge it expects to incur in the second quarter related to the Shop At Home divestiture. Scripps now expects to record a pre-tax charge of up to $70 million, between $35 and $45 million after-tax, reflecting operating losses, losses on the assets to be sold to Jewelry Television and cash expenditures associated with the termination of long-term agreements and employee termination benefits. The estimated range of amounts comprising the expected charge includes:

Operating losses	$15.0 - 20.0	million
Loss on property and other assets	20.0 - 25.0
Employee termination	10.0 - 15.0
Termination of agreements not assumed by Jewelry Television	5.0 - 10.0

Cash expenditures related to the termination of non-cancellable network distribution commitments and certain leases and employee termination benefits for Shop At Home’s 660 full-time employees are expected to be disbursed through the third quarter of 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Item
99.01	Press release dated June 21, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Anatolio B. Cruz III
Anatolio B. Cruz III
Senior Vice President and General Counsel

Dated: June 22, 2006

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